    As Filed with the Securities and Exchange Commission on January 16, 1996

                                                  Registration No.  33-55084


                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                        --------------------------------

                                 POST-EFFECTIVE
                                AMENDMENT NO. 1
                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                        --------------------------------

                               DEAN FOODS COMPANY
             (Exact name of registrant as specified in its charter)

        DELAWARE                           2026                      36-0984820
(State or other jurisdiction of   (Primary standard Industrial    (I.R.S. Employer
incorporation or organization)    Classification Code Number)      Identification No.)

                               3600 N. RIVER ROAD
                         FRANKLIN PARK, ILLINOIS  60131
                                 (708) 678-1680
              (Address, including zip code, and telephone number,
       including area code, of Registrant's principal executive offices)

                               ERIC A. BLANCHARD
                                GENERAL COUNSEL
                               DEAN FOODS COMPANY
                               3600 N. RIVER ROAD
                         FRANKLIN PARK, ILLINOIS  60131
                                 (708) 678-1680
           (Name, address, including zip code, and telephone number,
                   including area code of agent for service)

                                 DEREGISTRATION


         This Registration Statement, which was declared effective by the Securities and Exchange Commission on December 28, 1992, registered 1,000,000 shares of the Common Stock, par value $1.00 per share, of Dean Foods Company (the "Common Stock"). Of this amount, Dean Foods Company (the "Company") issued 679,975 shares of Common Stock to the shareholders of W.B. Roddenbery Company, Inc. ("Roddenbery") pursuant to the terms of an Agreement and Plan of Merger, dated as of December 21, 1992. Accordingly, the Company hereby deregisters 320,025 shares of Common Stock originally covered by the Registration Statement.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Franklin Park, State of Illinois, on the 16th day of January, 1996

                                             DEAN FOODS COMPANY



                                             By: /s/ Howard M. Dean
                                                 -------------------------
                                                 Howard M. Dean
                                                 Chairman of the Board and
                                                  Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated as of the 30th day of October, 1995.



     Signature                                       Title
     ---------                                       -----
/s/ Howard M. Dean                       Chairman of the Board and
----------------------                    Chief Executive Officer and Director
    Howard M. Dean                        (Principal Executive Officer)


/s/ Thomas L. Rose                       President and Director
----------------------
    Thomas L. Rose


/s/ Dale I. Hecox                        Treasurer (Principal
----------------------                     Accounting and Financial Officer)
    Dale I. Hecox


/s/ Lewis M. Collens  *                  Director
----------------------
    Lewis M. Collens


/s/ Paula H. Crown    *                  Director
----------------------
    Paula H. Crown


/s/ William D. Fischer       *           Director
--------------------------
    William D. Fischer


/s/ John P. Frazee, Jr.      *           Director
--------------------------
    John P. Frazee, Jr.


/s/ Bert A. Getz             *           Director
--------------------------
    Bert A. Getz


/s/ John S. Llewellyn, Jr.   *           Director
--------------------------
    John S. Llewellyn, Jr.


/s/ Andrew J. McKenna        *           Director
--------------------------
    Andrew J. McKenna


/s/ Thomas A. Ravencroft                 Director
--------------------------
    Thomas A. Ravencroft


/s/ Alexander J. Vogl        *           Director
--------------------------
    Alexander J. Vogl


*By: Howard M. Dean
     ----------------
     Attorney-In-Fact
